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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): JULY 22, 2003

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                                  CATUITY INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                     000-30045                  38-3518829
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


   2711 E. JEFFERSON AVE.
   DETROIT, MICHIGAN 48207                                 (313)-567-4348
    (Address of principal                            (Registrant's telephone
     executive offices)                             number, including area code)


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)




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ITEM 5.  OTHER EVENTS

Catuity announced today that it has completed a private placement of 3 million common shares to raise approximately $4.0 million (US) with a number of institutional and accredited investors. Terms of the equity placement called for the purchase of each share of Catuity common stock at $2 AUD ($1.30 US). Proceeds from the placement will be used for general operating purposes as well as to fund the expected growth of Catuity's business in the coming months.

A copy of the July 22, 2003 press release issued regarding the private placement is included as Exhibit 99.1.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              CATUITY INC.
                                              (Registrant)


                                      By /s/ John H. Lowry
                                         -----------------------------------
                                             John H. Lowry
                                             Senior Vice President,
                                             Chief Financial Officer & Secretary

Date:  July 22, 2003




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                               8-K EXHIBIT INDEX


EXHIBIT NO.             DESCRIPTION

EX-99.1                 PRESS RELEASE DATED JULY 22, 2003